Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

To The Newhall Land and Farming Company:

We hereby consent to the incorporation by reference in Registration Statement No. 33-53769 on Form S-8 of our report dated March 29, 2002 appearing in this Annual Report on Form 11-K of The Newhall Land and Farming Company Employee Savings Plan for the year ended December 31, 2001.

/s/  DELOITTE & TOUCHE LLP
Los Angeles, California
June 4, 2002